A special meeting of Variable Insurance Products Fund II shareholders was held on November 15, 2006. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	19,419,182,033.88	95.977
Withheld	813,940,202.46	4.023
TOTAL	20,233,122,236.34	100.000
Albert R. Gamper, Jr.
Affirmative	19,417,825,815.82	95.970
Withheld	815,296,420.52	4.030
TOTAL	20,233,122,236.34	100.000
Robert M. Gates
Affirmative	19,390,784,271.26	95.837
Withheld	842,337,965.08	4.163
TOTAL	20,233,122,236.34	100.000
George H. Heilmeier
Affirmative	19,353,173,496.34	95.651
Withheld	879,948,740.00	4.349
TOTAL	20,233,122,236.34	100.000
Edward C. Johnson 3d
Affirmative	19,322,069,176.47	95.497
Withheld	911,053,059.87	4.503
TOTAL	20,233,122,236.34	100.000
Stephen P. Jonas
Affirmative	19,417,779,101.30	95.970
Withheld	815,343,135.04	4.030
TOTAL	20,233,122,236.34	100.000
James H. KeyesB
Affirmative	19,383,487,380.07	95.801
Withheld	849,634,856.27	4.199
TOTAL	20,233,122,236.34	100.000
Marie L. Knowles
Affirmative	19,409,426,751.83	95.929
Withheld	823,695,484.51	4.071
TOTAL	20,233,122,236.34	100.000
Ned C. Lautenbach
Affirmative	19,417,454,145.14	95.969
Withheld	815,668,091.20	4.031
TOTAL	20,233,122,236.34	100.000
William O. McCoy
Affirmative	19,346,368,957.66	95.617
Withheld	886,753,278.68	4.383
TOTAL	20,233,122,236.34	100.000
Robert L. Reynolds
Affirmative	19,419,020,297.04	95.976
Withheld	814,101,939.30	4.024
TOTAL	20,233,122,236.34	100.000
Cornelia M. Small
Affirmative	19,417,008,567.86	95.966
Withheld	816,113,668.48	4.034
TOTAL	20,233,122,236.34	100.000
William S. Stavropoulos
Affirmative	19,369,689,514.48	95.733
Withheld	863,432,721.86	4.267
TOTAL	20,233,122,236.34	100.000
Kenneth L. Wolfe
Affirmative	19,381,544,220.54	95.791
Withheld	851,578,015.80	4.209
TOTAL	20,233,122,236.34	100.000
A Denotes trust-wide proposal and voting results. B Effective on or about January 1, 2007.